                                                                   EXHIBIT 4.1
Warrant No. CA-1



                                         Warrant to Purchase [          ] Shares



                             SHARE PURCHASE WARRANT

             To Purchase Shares of Common Stock (par value $0.001)

                                       of

                                 Cardima, Inc.
                            (a Delaware corporation)



                            Expires [        ], 2004

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.


            VOID AFTER 5:00 P.M. NEW YORK TIME, ON [        ], 2004

                                 CARDIMA, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


                                               [        ] Shares of Common Stock

          THIS CERTIFIES that, for good and valuable consideration received,
[      ] (the "Holder"), is entitled to subscribe for and purchase from Cardima,
               ------
Inc., a Delaware corporation (the "Company"), upon the terms and conditions
                                   -------
set forth herein, at any time or from time to time until 5:00 P.M. New York City
time on [     ], 2004 (the "Expiration Date"), all or any portion of [       ]
                            ---------------
shares of common stock of the Company, par value $0.001 per share, subject to adjustment as provided herein (the "Warrant Shares"), at a price of $2.20 per
                                    --------------
share, subject to adjustment as provided herein (as so adjusted, the "Exercise
                                                                      --------
Price"). This Warrant shall not be redeemable by the Company. The term "Shares"
-----                                                                   ------
as used herein shall mean the Company's Common Stock, par value $0.001 per share. This Warrant is the Warrant or one of the Warrants (collectively, including any Warrant issued upon the exercise or transfer of any such Warrant, in whole or in part, the "Warrants") issued pursuant to the Sales Agency
                          --------
Agreement, dated [       ], 1999, between the Company and Sunrise Securities
Corp. (the "Sales Agency Agreement").  As used herein, the term "this Warrant"
            ----------------------
shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant may be assigned, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) a successor to the Holder, or the officers or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law; and the term the "Holder" as used herein
                                                       ------
shall include any transferee to whom this Warrant has been transferred in accordance with the above. No such sale, transfer, assignment or hypothecation of this Warrant, or of the Warrant Shares, will be permitted unless (a) a registration statement under the Securities Act of 1933, as amended (the
"Act"), with respect thereto has become effective and appropriate
 ---
qualification or other action has been taken under state securities laws, or
(b) there is presented to the Company notice of the proposed transfer and a legal opinion reasonably satisfactory to the Company that such registration and qualification or other action is not required.

          1.   Method of Exercise.  This Warrant may be exercised at any time
               ------------------
prior to the Expiration Date, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant accompanied by a duly completed and executed Notice of Exercise (in the form attached hereto) to the Company at its office at 47266 Benicia Street, Freemont, California 94538, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the Exercise Period, to require the Company to convert this Warrant, in whole or in part, into Warrant Shares as provided for in this Section 1 (the "Conversion Right").
                                            ---------       ----------------
Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of the portion of the Warrant being converted, multiplied by (ii)
the quotient obtained by dividing (x) the value of the Warrant (on a per Warrant Share basis immediately prior to the exercise of the Conversion Right) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price from the "Conversion Market Price" (as defined below)) by (y) the Conversion Market Price of one Share immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section 1 may
                                                                ---------
be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by a duly completed and executed Conversion Notice (in the form attached hereto). The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares being issued upon such exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for exercise or conversion) shall be deemed to have been exercised or converted, as the case may be, immediately prior to the close of business on the day of surrender of this Warrant for exercise or conversion in accordance with the foregoing provisions. As promptly as practicable on or after the exercise or conversion date, as the case may be, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Warrant Shares which the Holder shall be entitled as a result of the exercise or conversion, and (ii) if such Warrant is being exercised or converted in part only, a new Warrant exercisable for the number of Warrant Shares equal to the unconverted portion of the Warrant. Upon any exercise or conversion of this Warrant, in lieu of any fractional Warrant Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 5(f) hereof. For purposes hereof,
                                  ------------
the term "Conversion Market Price" shall be the per share closing price of the
          -----------------------
Shares on the last trading day immediately prior to the date on which the Conversion Right is exercised, determined in accordance with the procedures set forth in Section 5(f) for determining the "Current Market Price."
             ------------

          2.   Issuance of Certificates.  Upon each exercise of the Holder's
               ------------------------
rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant shall be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

          3.   Recording of Transfer.  Any Warrants issued upon the transfer or
               ---------------------
exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

          4.   Reservation of Shares.  The Company shall at all times reserve
               ---------------------
and keep available out of its authorized and unissued Shares, solely for the purpose of providing for the exercise of this Warrant, such number of shares of Shares as shall, from time to time, be sufficient therefor. The Company covenants that all Shares issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

          5.   Exercise Price and Number of Warrant Shares Adjustments.  Subject
               -------------------------------------------------------
to the provisions of this Section 5, the Exercise Price in effect from time to
                          ---------
time and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment, as follows:

               (a) In case the Company shall at any time after the date hereof
(i) declare a dividend or make a distribution on the outstanding Shares payable in shares of its capital stock or securities convertible into or exchangeable for capital stock, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of shares, or (iv) issue any shares by reclassification of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, but including any such reclassification in connection with the consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding Shares or other shares issuable upon exercise of the Warrants)), then, in each case, the
                                                 ----
Exercise Price in effect, and the number of Shares issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall distribute to all holders of Shares (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in Shares), or rights, options or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares, then, in each case, the Exercise Price shall be
                         ----
adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per Share (as determined pursuant to Section 5(f) hereof) on such record
                                           ------------
date, less the fair market value (as determined pursuant in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one Share, and the denominator of which shall be such Current Market Price per Share. Such adjustment shall become effective at the close of business on such record date.

               (c) (i) In the event that the Company shall sell or issue at any time after the date hereof Shares (other than Excluded Stock, as defined below) at a consideration per share less than the Exercise Price in effect immediately prior to the time of such sale or issuance, then, upon such sale
                                                        ----
or issuance, the Exercise Price shall be reduced to an adjusted price (calculated to the nearest cent) determined by dividing (i) the sum of (A) the total number of shares of Stock Outstanding (as defined below) immediately prior to such sale or issuance multiplied by the then-existing Exercise Price, plus (B) the aggregate of the amount of all consideration, if any, received by the Company upon such sale or issuance, by (ii) the total number of shares of Stock Outstanding immediately after such sale or issuance.

In no event shall any such adjustment be made if it would increase the Exercise Price in effect immediately prior to such adjustment, except as provided in
Section 5(c)(iv) and 5(c)(v) below.
----------------     -------

                   (ii)  For purposes of this Section 5(c), the following
                                              ------------
definitions shall apply:

                   (A)   "Convertible Securities" shall mean any indebtedness or
                          ----------------------
equity securities convertible into or exchangeable for Shares.

                   (B)   "Options" shall mean any rights, warrants or options
                          -------
to subscribe for or purchase Shares or Convertible Securities.

                   (C)   "Stock Outstanding" shall mean the aggregate of all
                          -----------------
Shares outstanding and all Shares issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                   (iii) For the purposes of this Section 5(c), the following
                                                  ------------
provisions shall also be applicable:

                   (A)   Cash Consideration. In case of the sale or issuance
                         -------------------
(otherwise than conversion or exchange of Convertible Securities) of additional Shares, Options or Convertible Securities for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such Shares (or, if such Shares are offered by the Company for subscription, the subscription price, or, if such Shares are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                   (B)   Non-Cash Consideration. In case of the sale or
                         ----------------------
issuance (otherwise than upon conversion or exchange of Convertible Securities) of additional Shares, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 5(c), of the consideration other
                                   ------------
than cash received by the Company for such securities.

                   (C)   Options and Convertible Securities. In case the
                         -----------------------------------
Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the sale or issue of Convertible Securities (other than where the same are issuable upon the exercise of Options), as of the date of such sale or issue) be deemed to be issued and to be outstanding for the purpose of this Section 5(c) and to have been issued for the sum of
                        ------------
the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to
                                                     --------
the provisions of Section 5(c)(iv), no further adjustment of the Exercise
                  -----------------
Price shall be made upon the actual issuance of any such Shares or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                   (iv) In the event that the purchase price provided for in any Option referred to in subsection 5(c)(iii)(C) or the rate at which any
                          -----------------------
Convertible Securities referred to in subsection 5(c)(iii)(C) are convertible
                                                 ------------
into or exchangeable for Shares shall change at any time or any additional consideration shall be payable in connection with the exercise of any Option or the conversion or exchange of any Convertible Securities (other than under or by reason of provisions designed to protect against dilution upon the occurrence of events of the type described in this Section 5), then, for
                                                   ----------  ----
purposes of any adjustment required by Section 5(c), the Exercise Price in
                                       ------------
effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, conversion rate or additional consideration, as the case may be, at the time initially granted, issued or sold; provided, that if such readjustment is
                                        --------
an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 5(a), 5(b) or 5(c)) by which the Exercise Price was
            -------------  ----    ----
decreased pursuant to Section 5(c) upon the issuance of the Option or Convertible Securities.

                   (v) In the event of the termination or expiration of any right to purchase Shares under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Shares issuable thereunder shall no longer be deemed to be Stock Outstanding; provided, that
                                                              --------
if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 5(a), 5(b) or 5(c)) by
                                            -------------  ----    ----
which the Exercise Price was decreased pursuant to Section 5(c) upon the
                                                   ------------
issuance of the Option or Convertible Securities. The termination or expiration of any right to purchase Shares under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Exercise Price, but the shares of Stock issuable under such Options or Convertible Securities shall no longer be counted in determining the number of shares of Stock Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under this Section 5(c).
                                                           ------------

                   (vi) Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to this Section 5(c) by virtue
                                                      ------------
of the issuance and/or sale of "Excluded Stock," which shall mean the
                                --------------
following: (a) Shares, Options or Convertible Securities to be issued and/or sold to employees, advisors, directors, or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, restricted stock agreements, stock purchase plan, pension or profit sharing plan or other stock agreement or arrangement; (b) Shares, Options and/or Convertible Securities to be issued pursuant to Options and/or Convertible Securities outstanding as of the date of this Warrant; and (c) Shares and/or Options to be issued pursuant to the Sales Agency Agreement. For all purposes of this Section 5(c), all shares of Excluded Stock shall be
                     ------------
deemed to have been issued for an amount of consideration per share equal to the initial Exercise Price (subject to adjustment in the manner set forth in
Section 5(a) and 5(b)).
------------     ----

               (d) Whenever there shall be an adjustment as provided in this
Section 5, the Company shall within 15 days thereafter cause written notice
---------
thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the adjusted number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

               (e) The Company shall not be required to issue fractions of Shares or other shares of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company may issue a whole share in lieu of such fraction or the Company may purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such Shares on the date of exercise of this Warrant.

               (f) The "Current Market Price" per Share on any date shall be
                        --------------------
deemed to be the average of the daily closing prices for the Shares for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Shares as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Shares are not listed or admitted to trading on any national securities exchange and are not quoted by NASDAQ or any similar organization, the

Current Market Price per Share shall be the fair value of a Share on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error.

               (g) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by
                               --------  -------
reason of this Section 5(g) are not required to be made shall be carried forward
               ------------
and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest thousandth of
     ---------
a share, as the case may be.

               (h) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the Warrants shall thereafter evidence the
                          ---------
right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of Shares purchasable upon exercise of the Warrants prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

          6.   Consolidations and Mergers.  (a)  In case of any consolidation
               --------------------------
with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be
                             ---------------
deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable, upon such Reorganization, to a holder of the number of Shares upon the exercise of this Warrant if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Notwithstanding the foregoing, the Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

               (b) In case of any reclassification or change of the Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.
               ---------

               (c) The above provisions of this Section 6 shall similarly
                                                ---------
apply to successive Reorganizations, reclassifications and changes of Shares and to successive consolidations, mergers, sales, leases, or conveyances.

          7.   Notice of Certain Events.  In case at any time any of the
               ------------------------
following occur:

               (a) The Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) The Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) The Company shall take any action to effect any Reorganization, reclassification or change of outstanding Shares or any consolidation, merger, sale, lease or conveyance of property, in each case as described in Section 6; or
             ---------

               (d) The Company shall take any action to effect any liquidation, dissolution or winding-up of the Company or a sale of all or substantially all of its property, assets and business;

then, and in any one or more of such cases, the Company shall give written
----
notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of Shares to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such offer to holders of Shares is made, or (iii) the date on which any such Reorganization, reclassification, change of outstanding Shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

          8.   Registration Rights.  (a)  By its acceptance hereof, the Company
               -------------------
agrees that it shall, at its expense, (i) not later than 30 business days after the Final Closing (as defined in the Sales Agency Agreement) (the "Filing
                                                                   ------
Deadline") file a registration statement or amend an existing effective
--------
registration statement (in either case, the "Resale Registration Statement")
                                             -----------------------------
with the Securities and Exchange Commission (the "Commission") to register under
                                                  ----------
the Act the resale by the undersigned of the Warrant Shares, (ii) use its reasonable best efforts to cause the Resale Registration Statement to become effective under the Act as promptly as practicable, (iii) after the Resale Registration Statement is declared effective under the Act, furnish the undersigned with such number of copies of the final prospectus included in the Resale Registration Statement (the "Prospectus") as the undersigned may
                                    ----------
reasonably request to facilitate the resale of Warrant Shares, and (iv) use its reasonable best efforts to cause such Resale Registration Statement to remain effective until such time as the undersigned becomes eligible to resell the Warrant Shares pursuant to Rule 144 under the Act.

               (b) The Company will prepare and file with the Commission such amendments and Prospectus supplements, including post-effective amendments to the Resale Registration Statement, as the Company determines may be necessary or appropriate, and use its reasonable best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the Prospectus to be supplemented by any Prospectus supplement, and as so supplemented, to be filed with the Commission; and promptly notify the undersigned when a Prospectus, and any Prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective.

               (c) In connection with the Resale Registration Statement, the undersigned shall furnish the Company such information as the Company shall reasonably request.

               (d) In connection with the Resale Registration Statement pursuant to the provisions of this Section 8, the Company shall use its best
                                   ---------
efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holders of at least a majority of all Shares underlying all Warrants issued pursuant to the Sales Agency Agreement (the "Majority Holders") may
                                                    ----------------
reasonably request; provided, however, that the Company shall not be required
                    --------  -------
to qualify to do business in any state by reason of this Section 8(d) in which
                                                         ------------
it is not otherwise required to qualify to do business or otherwise subject itself to general service of process in any such state.

               (e) In connection with the Resale Registration Statement pursuant to the provisions of this Section 8, the Company shall furnish the
                                   ---------
Holder with an opinion of its counsel (reasonably acceptable to the Majority Holders) to the effect that (i) the Resale Registration Statement has become effective under the Act and no order suspending the effectiveness of the Resale Registration Statement, preventing or suspending the use of the Resale Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, and (ii) the Resale Registration Statement and each prospectus forming a part thereof (including each preliminary prospectus and the Prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder.

               (f) The Company may at any time refuse to permit the undersigned to resell any Warrant Shares pursuant to the Resale Registration Statement upon delivery to the undersigned of a written certificate to the effect that withdrawal of the Resale Registration Statement is necessary because a sale thereunder in then current form would constitute a violation of federal securities laws. In the event of a withdrawal, the Company shall use its best efforts to amend the Resale Registration Statement and/or take all other necessary actions to again permit sales in compliance with the federal securities laws.

               (g) Until the effectiveness of the Resale Registration Statement, the Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such
                           --------
registration rights to other persons so long as such rights do not conflict with the rights of the Holder.

          9.   Indemnification.  (a)  Subject to the conditions set forth below,
               ---------------
the Company agrees to indemnify and hold harmless the Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
                                                               ------------
from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 9, without
                                                          ---------
limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Resale Registration Statement, preliminary prospectus or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (B) in any application or other document or communication (in this Section 9 collectively called an "application") executed
                       ---------                         -----------
by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrants and/or the Warrant Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of such person expressly for inclusion in the Resale Registration Statement, preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

          If any action is brought against the Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought
                 -----------------
against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 9(a) except to the extent the Company has
                           ------------
been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 9 to the contrary
                                               ---------
notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent (which shall not be unreasonably withheld) of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

               (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Warrant Shares held by the Holder and any Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 9(a), but only
                                                      ------------
with respect to statements or omissions, if any, made in the Resale Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in the Resale Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the Holder shall not
                                 --------  -------
be liable in an amount greater than the gross proceeds received by the Holder in connection with the sale of the Holder's Warrant Shares. If any action shall be brought against the Company or any other person so indemnified based on the Resale Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 9(b), the Holder
                                                  ------------
shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a).
                                          ------------

               (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or
                                                                ------------
9(b) (subject to the limitations thereof) but it is found in a final judicial
----
determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Resale Registration Statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the holders of all Shares included in the Resale Registration Statement in the aggregate (including for this purpose any contribution made by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the holders of the Shares included in the Resale Registration Statement for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other holders were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9(c). In no case shall any holder of the Shares included in the
     ------------
Resale Registration Statement be responsible for a portion of the contribution obligation imposed on all holders of the Shares included in the Resale Registration Statement in excess of its pro rata share based on the number of Shares owned (or which would be owned upon exercise of all Warrants) by it and included in such registration as compared to the number of Shares owned (or which would be owned upon exercise of all Warrants) by all such holders and included in such registration, nor shall any holder of the Shares included in the Resale Registration Statement be responsible for an amount greater than the gross proceeds received by such holder in connection with the applicable registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9(c), each person, if any, who controls any holder of
                 ------------
the Shares included in the Resale Registration Statement within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such holder or control person shall have the same rights to contribution as such holder or control person, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Resale Registration Statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9(c). Anything in this Section 9(c) to the contrary
                   ------------
notwithstanding, no party shall be liable for contribution with respect to the settlement of each claim or action effected without its written consent. This
Section 9(c) is intended to supersede any right to contribution under the Act,
------------
the Exchange Act or otherwise.

               (d) Notwithstanding anything to the contrary contained in this
Section 9 or elsewhere herein, to the extent the Commission requires that, in
---------
order to register the Warrant Shares in any registration statement contemplated hereunder without the Holder having previously exercised the Warrants, this Warrant be included in the Resale Registration Statement or if the Majority Holders otherwise request, then the Company shall so include this Warrant in the Resale Registration Statement and, in any such case, the terms of this Section 9 shall be deemed to apply to this Warrant to the same extent as to the Warrant Shares.

          10.  Taxes.  The issuance of any Warrant Shares or other securities
               -----
upon the exercise of this Warrant and the delivery of certificates or other instruments representing such Warrant Shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder (except for any tax that is payable in respect of any such transfer and any related exercise of this Warrant and that would be payable pursuant to the first sentence of this Section 10 were
                                                                 ----------
such certificate to be issued in the name of the Holder) and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          11.  Legend.  The certificate or certificates evidencing the Warrant
               ------
Shares shall bear the following legend (until such time as the applicable Warrant Shares are sold under an effective registration statement or pursuant to Rule 144 under the Act):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT UNDER SUCH ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

          12.  Replacement of Warrants.  Upon receipt of evidence satisfactory
               -----------------------
to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

          13.  No Rights as Stockholder.  The Holder of any Warrant shall not
               ------------------------
have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          14.  Notices.  All notices, requests, consents and other
               -------
communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the Warrant Register; or

               (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

          15.  Successors.  All the covenants, agreements, representations and
               ----------
warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

          16.  Headings.  The Article and Section headings in this Warrant are
               --------
inserted for purposes of convenience only and shall have no substantive effect.

          17.  Governing Law.  This Warrant shall be construed in accordance
               -------------
with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

          18.  Modification of Agreement.  This Warrant shall not otherwise be
               -------------------------
modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the Company and the Holder of this Warrant and Holders of any portion of the Warrant subsequently assigned or transferred in accordance with the terms of this Warrant.

          19.  Consent to Jurisdiction.  The Company and the Holder irrevocably
               -----------------------
consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with
Section 14 hereof.
----------

          IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.



Dated:  [         ], 1999        CARDIMA, INC.


                                 By:____________________________________________

                                 Name:__________________________________________

                                 Title:_________________________________________

                               FORM OF ASSIGNMENT



          (To be executed by the registered holder if such holder desires to transfer the Warrant)

          FOR VALUE RECEIVED, ___________________________________________ hereby sells, assigns, and transfers unto _______________________________________, having an address at ________________________________________, the attached
Warrant to the extent of the right to purchase shares of Common Stock, par value $0.001 per share, of Cardima, Inc., Incorporated (the "Company"), together with
                                                       -------
all right, title, and interest therein, and does hereby irrevocably constitute
and appoint               as attorney to transfer such Warrant on the books of
the Company, with full power of substitution.

Dated:__________________________, _____

                                ______________________________________
                                    Print name of holder of Warrant


                                    By:___________________________________
                                    Name:
                                    Title:



                                     NOTICE


          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               NOTICE OF EXERCISE



          The undersigned hereby exercises its rights to purchase
____________________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $____________________________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:



                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_________________________          Name:________________________________
                                                 (Print)


                                         _______________________________________
                                              (Signature)
                                         (Signature must conform to the name of
                                         the warrant Holder specified on the
                                         face of the Warrant)
Address:

                               CONVERSION NOTICE



          The undersigned hereby exercises its Conversion Rights to receive ____________________ Warrant Shares covered by the within Warrant. Based upon a Conversion Market Price of $___________ per Share, the undersigned hereby requests that a certificate for such Warrant Shares be issued in the name of, and delivered to:



                    (Print Name, Address and Social Security
                         or Tax Identification Number)


and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_________________________          Name:________________________________
                                                 (Print)



                                         _______________________________________
                                              (Signature)
                                         (Signature must conform to the name of
                                         the warrant Holder specified on the
                                         face of the Warrant)
Address: